UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2012
____________________
HEARTLAND PAYMENT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32594	22-3755714
(State or other jurisdiction	(Commission File No)	(I.R.S. Employer
of incorporation or organization)	File No)	Identification Number)

90 Nassau Street, Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)
(609) 683-3831
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2012, Heartland Payment Systems, Inc. (the “Company”) announced the appointment of three new executive officers. Robert H.B. Baldwin, Jr., previously President of the Company, has been promoted to Vice Chairman; Michael A. Lawler, previously Chief of Corporate Development, has been promoted to President - Strategic Markets Group; and David Gilbert has joined the Company and will be appointed as President - Hospitality Group effective July 30, 2012.

On June 18, 2012, the Company appointed Robert H.B. Baldwin, Jr. as the Company's Vice Chairman. Mr. Baldwin has resigned as President of the Company effective June 18, 2012. In his new role as Vice Chairman, Mr. Baldwin will continue working closely with Robert O. Carr, Chairman and Chief Executive Officer, with responsibilities for key industry relationships, investor relations, information and network security, and customer service operations as well as collaborating with the business group leaders in the planning and execution of the Company's growth strategies. Mr. Baldwin, age 57, served as the Company's Chief Financial Officer from October 2000 until April 2011, in which role he oversaw the Company's initial public offering on the New York Stock Exchange in 2005 and held primary responsibility for the Company's internal controls, financial policies and procedures, and investor relations. Mr. Baldwin served as the Company's President from October 2007 until June 2012, and he had responsibilities for strategy and operations of the Company and worked closely with Mr. Carr in order to improve the execution of the Company's strategic and operational priorities.

On June 18, 2012, the Company appointed Michael A. Lawler as the Company's President - Strategic Markets Group. As the Company's President - Strategic Markets Group, Mr. Lawler will be responsible for the Company's growth in certain markets, including retail, services, education, healthcare, government, utility and micropayments. Mr. Lawler, age 49, previously served as the Company's Chief of Corporate Development and as the Executive Director of Payment Portal Systems since October 2009 where he was responsible for identifying, evaluating and executing acquisition opportunities, and also had additional operational responsibility for Heartland School Solutions and the development and execution of the Company's payment portal initiatives. From December 2008 until October 2009, Mr. Lawler worked as a consultant for the Company on various projects. From June 2004 until September 2008, Mr. Lawler was a Senior Vice President, Electronic Payment Processing, of Tier Technologies, Inc., a provider of electronic payment and other transaction processing services, where he was responsible for the company's electronic payment processing subsidiaries.

Mr. Lawler will receive an annual base salary of $300,000 and is eligible for an annual bonus equivalent to 50% of his base salary for his personal performance and the Company's achievement of key objectives to be established by the Company's Board of Directors.

On June 18, 2012, the Company announced the appointment of David Gilbert as the Company's new President - Hospitality Group, effective July 30, 2012. As the Company's President - Hospitality Group, Mr. Gilbert will be responsible for the Company's growth in restaurants, lodging and affiliated markets. In 2008, Mr. Gilbert, age 55, joined the National Restaurant Association, a restaurant industry trade organization. Since February 2009, Mr. Gilbert has served as Chief Operating Officer of the National Restaurant Association, where he has been responsible for the National Restaurant Association's technology, operations, trade shows, business partnerships and food safety training programs. Prior to his tenure at the National Restaurant Association, Mr. Gilbert was a restaurant industry consultant with Gilbert & Associates beginning in July 2006 and has held other senior executive positions including chief administrative officer with Cracker Barrel Old Country Store, Inc. and executive vice president and chief administrative officer with Shoney's, Inc.

Under the terms of an offer letter between Mr. Gilbert and the Company, Mr. Gilbert will receive an annual base salary of $370,000 and is eligible for an annual bonus equivalent to 50% of his base salary for his personal performance and the Company's achievement of key objectives to be established by the Company's Board of

Directors. However, Mr. Gilbert's bonus is guaranteed for his first two years of employment with the Company, so his 2012 bonus will be prorated based upon his start date and, in 2014, his bonus will be guaranteed for the remaining portion of his second year of employment.

Mr. Gilbert has been granted a number of restricted stock units equal to $1,480,000 divided by the closing price of the Company's common stock as listed on the New York Stock Exchange on the date he joined the Company, with each restricted stock unit representing a contingent right to receive one share of the Company's common stock. Such restricted stock units vest in four equal annual installments beginning on the date of grant and will also be subject to the terms and provisions of the Company's amended and restated 2008 Equity Incentive Plan and related restricted stock unit agreement. In addition, Mr. Gilbert will be entitled to participate in the Company's group life, medical, dental and vision and 401k programs.

Mr. Gilbert and the Company have also entered into an Employee Confidential Information and Noncompetition Agreement (the “Agreement”). Subject to Mr. Gilbert's compliance with the confidentiality, non-competition, non-solicitation and other covenants set forth therein, the Agreement provides that in the event he is terminated by the Company for other than cause (as defined in the Agreement) or disability (as defined in the Agreement), he will be entitled to receive severance pay in an amount equal to the base salary that would have been paid to him during a twelve-month period plus medical benefits for twelve months.  In addition, if Mr. Gilbert's employment is terminated by the Company other than for cause or his employment with the Company is terminated due to his death, he shall also be entitled to receive a pro rata portion of any annual bonus that he would have been entitled to receive based on the number of days he was employed by the Company during such year.

A copy of the press release issued by the Company announcing the abovementioned appointments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Heartland Payment Systems, Inc. dated June 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2012

Heartland Payment Systems, Inc.
(Registrant)

By:	/s/ Charles H.N. Kallenbach
Charles H.N. Kallenbach
General Counsel, Chief Legal Officer and Secretary